                                       VIAWEB,INC.
                                    OPTION AGREEMENT



OPTIONEE


DESCRIPTION AND NUMBER
OF OPTION SHARES


PURCHASE PRICE PER
SHARE


OPTION DATE                               October 21, 1996


1. GRANT OF OPTION

   The Company hereby grants to the individual named above (the "Optionee") an option (the "Option") to purchase that number of shares set out above (the "Option Shares") at the purchase price per share set out above (the "Purchase Price").

2. TERM OF OPTION

   The Option granted under this Option Agreement shall be exercisable immediately and there is no vesting period for the option. The option shall be exercisable in whole or in part on or before October 20, 2006.

3. PAYMENT

   Full payment of the Purchase Price of any Option Shares purchased by the Optionee shall be made at the time of the exercise of the Option. Such Purchase Price shall be paid by certified cheque or bank cashier's check payable to or to the order of the Company or as otherwise agreed by the Company.

4. CORPORATE CHANGES: ACCELERATION

   (a) In the event that the outstanding shares of the $.10 par common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of the Option Shares and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

   (b) In the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including a merger, the purchaser(s) of the Company's assets or the surviving entity in the case of a merger may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the holders of common stock of the Company as a result of such sale or conveyance or merger, treating the Option Shares as outstanding for this purpose, less the option price therefor. If this consideration includes stock, the option price subtraction shall be made proportionately from the stock and cash portions of the consideration delivered to the Optionee fairly reflecting the transaction giving rise to the right of the purchaser(s) to buy out the interest of the Optionee. Upon receipt of such consideration by the Optionee, his option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Board of Directors of the Company.

   (c) Upon dissolution or liquidation of the Company, all options granted hereby shall terminate, but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his option.

5. NON-ASSIGNABILITY

   The Option, and any interest of the Optionee in this Option Agreement, may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by the Optionee in any manner whatsoever except in accordance with the terms and conditions expressly set forth herein. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option, or of any interest in this Option Agreement, not in accordance with the express provisions of this Option Agreement, shall be void and of no effect. During the Optionee's lifetime, the Option shall be vested only in the Optionee, and shall be exercisable only by the Optionee. The Option, and the Optionee's interest in this Option Agreement, is not subject, in whole or in part, to execution, attachment, or similar process. Notwithstanding the foregoing, the Option, and any interest of the Optionee in this Option Agreement shall be transferred upon the Optionee's death by will, or by the applicable laws of descent and distribution, and, following such transfer, shall enure to the benefit of and be binding upon the legal personal representative of the Optionee. Said legal personal representative shall be deemed to be the Optionee hereunder.

6.    RESTRICTIONS ON TRANSFER OF SHARES

      Unless the shares to be issued upon exercise of this Option granted have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued pursuant to such exercise of the Option for his own account as an investment and not with view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

7.    NOTICE AND DELIVERIES

      Except as otherwise set forth herein, any notice, demand or communication required or permitted to be given under this Agreement shall be
(a) in writing, (b) delivered by hand, nationally recognized overnight courier service, facsimile or registered or certified mail, postage prepaid, addressed to a party at its mailing address or facsimile number currently designated by the party in writing and (c) deemed to have been given on the date delivered by hand or sent by facsimile, one business day after deposit with such courier service, and three business days after being deposited in the United States mail.

8.    NO RIGHTS AS SHAREHOLDERS

      The Optionee shall not be, or have any of the rights or privileges of, a shareholder of the Company in respect of any common shares issuable on exercise of the Option, unless and until the Purchase Price for such common shares has been paid in full.

9.    GOVERNING LAW

      This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of provisions as to conflict of law, and shall be treated in all respects as a New York contract.

                                  VIAWEB, INC.


                                  By:
                                     ----------------------------------------
                                     Authorized Signature


---------------------------------    ----------------------------------------
Witness to Optionee's Signature      Optionee

                                       VIAWEB,INC.
                                    OPTION AGREEMENT



OPTIONEE


DESCRIPTION AND NUMBER
OF OPTION SHARES


PURCHASE PRICE PER
SHARE


OPTION DATE                               October 21, 1996


1. GRANT OF OPTION

   The Company hereby grants to the individual named above (the "Optionee") an option (the "Option") to purchase that number of shares set out above (the "Option Shares") at the purchase price per share set out above (the "Purchase Price").

2. TERM OF OPTION

   The Option granted under this Option Agreement shall be exercisable as provided in Paragraph 3 hereof, but shall, in all events, expire on the fifth anniversary of the Option Date (or at such earlier date as is expressly provided for in this Option Agreement).

3. EXERCISE OF OPTION

   (a) On the anniversary date of the Option Date in each year subsequent to the Option Date, the Optionee shall be entitled to purchase a number of Option Shares up to one third (1/3) of the total number of Option Shares under this Option Agreement (i.e., 45 shares). In addition, the Optionee may purchase at any time a number of Option Shares up to the number of Option Shares which the Optionee was entitled to, but did not, theretofore purchase.

   (b) Notwithstanding subsection (a), if subsequent to the Option Date and before the fifth anniversary of the Option Date, the Optionee ceases to be an Employee on account of a termination of service with the Company or a subsidiary:

         (i) By reason of termination of service by the Company other than for cause, as defined in the Employment Agreement of the Optionee, the Option may be exercised as to all of the Option Shares that, as of the anniversary of the Option Date next succeeding the termination, the Optionee would be entitled to but did not purchase, which exercise may be made at any time during the two-year period following such anniversary, and after the end of such period the Option shall terminate.

         (ii) By reason of death, the Option may be exercised as to all of the Option Shares that, as of the anniversary of the Option Date next succeeding the death, the Optionee would have been entitled to but did not purchase, such exercise to be made by the Optionee's legal personal representative at any time up to one hundred eighty (180) days following the date of the Optionee's death, and after the end of such period the Option shall terminate.

        (iii) By reason of termination of service by the Optionee, or by the Company for cause, as defined in the Employment Agreement of the Optionee, the Option may be exercised, as to all of the Option Shares that as of the date of termination of service the Optionee was entitled to but did not purchase, by the Optionee at any time during the one hundred eighty (180) day period following the date such Optionee ceased to be an Employee, and after the end of such period the Option shall terminate.

4. PAYMENT

   Full payment of the Purchase Price of any Option Shares purchased by the Optionee shall be made at the time of the exercise of the Option. Such Purchase Price shall be paid by certified cheque or bank cashier's check payable to or to the order of the Company or as otherwise agreed by the Company.

5. CORPORATE CHANGES; ACCELERATION

   (a) In the event that the outstanding shares of the $.10 par common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of the Option Shares and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

   (b) In the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including a merger, all options shall become immediately exercisable. The purchaser(s) of the Company's assets or the surviving entity in the case of a merger may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the holders of common stock of the Company as a result of such sale or conveyance or merger, treating the Option Shares as outstanding for this purpose, less the option price therefor. If this consideration includes stock, the option price subtraction shall be made proportionately from the stock and cash portions of the consideration delivered to the Optionee fairly reflecting the transaction giving rise to the right of the purchaser(s) to buy out the interest of the Optionee. Upon receipt of such consideration by the Optionee, his option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Board of Directors of the Company.

    (c) The Board shall also have the power and right, but not the obligation, to accelerate the exercisability of any options, notwithstanding any limitations in this Option Agreement.

    (d) Upon dissolution or liquidation of the Company, all options granted hereby shall terminate, but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his option to the extent then exercisable.

6.   NON-ASSIGNABILITY

     The Option, and any interest of the Optionee in this Option Agreement, may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by the Optionee in any manner whatsoever except in accordance with the terms and conditions expressly set forth herein. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option, or of any interest in this Option Agreement, not in accordance with the express provisions of this Option Agreement, shall be void and of no effect. During the Optionee's lifetime, the Option shall be vested only in the Optionee, and shall be exercisable only by the Optionee. The Option, and the Optionee's interest in this Option Agreement, is not subject, in whole or in part, to execution, attachment, or similar process. Notwithstanding the foregoing, the Option, and any interest of the Optionee in this Option Agreement, shall be transferred upon the Optionee's death by will, or by the applicable laws of descent and distribution, and, following such transfer, shall enure to the benefit of and be binding upon the legal personal representative of the Optionee, subject to the provisions as to exercise set forth in Paragraph 3(b)(ii). Said legal personal representative shall be deemed to be the Optionee hereunder.

7.   RESTRICTIONS ON TRANSFER OF SHARES

     Unless the shares to be issued upon exercise of this Option granted have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

8.  NOTICE AND DELIVERIES

    Except as otherwise set forth herein, any notice, demand or communication required or permitted to be given under this Agreement shall be (a) in writing, (b) delivered by hand, nationally recognized overnight courier service, facsimile or registered or certified mail, postage prepaid, addressed to a party as its mailing address or facsimile number currently designated by the party in writing and (c) deemed to have been given on the date delivered by hand or sent by facsimile, one business day after deposit with such courier service, and three business days after being deposited in the United States mail.

9.  NO RIGHTS AS SHAREHOLDER

    The Optionee shall not be, or have any of the rights or privileges of, a shareholder of the Company in respect of any common shares issuable on exercise of the Option unless and until the Purchase Price for such common shares has been paid in full.

10. NO RIGHT TO EMPLOYMENT

    This Option Agreement shall not give the Optionee the right to continue to be an Employee.

11. GOVERNING LAW

    This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of provisions as to conflict of law, and shall be treated in all respects as a New York contract.


                                               VIAWEB, INC.


                                               By:
                                                   --------------------------
                                                   Authorized Signature




-------------------------------                ------------------------------
Witness to Optionee's Signature                Optionee